UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

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☒	Soliciting Material Pursuant to §240.14a-12

ARDEA BIOSCIENCES, INC.

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(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Filed by Ardea Biosciences, Inc.

Pursuant to Rule 14a-12

Under the Securities Exchange Act of 1934

Subject Company: Ardea Biosciences, Inc.

Commission File No. 001-33734

This filing relates to an email communication dated April 23, 2012 from Barry Quart, President and Chief Executive Officer of Ardea Biosciences, Inc. (the “Company”), to the Company’s employees. The following is a copy of the email communication.

Dear Ardea Colleagues:

I am very pleased to report that we have finalized an agreement with AstraZeneca for the purchase of Ardea Biosciences for $1.3 billion or $32/share. AZ has indicated that it wants the management team and the staff to remain intact as an independent operating unit focused on the development and registration of drugs from the gout program. Over the next several weeks I will be working with AZ to develop an operating plan for the new Ardea. Congratulations to all of you for this momentous event. Without all your hard work none of this could have been accomplished. Please see this morning’s press release for further details. We will also hold an all-hands meeting Monday morning at 9 am in the auditorium.

Most importantly, we are responsible for the timely development of lesinurad, so please stay focused on our programs and let’s work together to create an incredible gout franchise here in San Diego!

Congratulations to everyone!

Barry

Forward-Looking Statements

Statements contained in this communication regarding matters that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Such statements include, but are not limited to, statements regarding the timing and anticipated completion of the proposed merger, the benefits and synergies expected to result from the proposed merger, the anticipated customer base for Ardea following the completion of the proposed merger, Ardea’s plans and goals, the expected properties and benefits of lesinurad, BAY 86-9766 (RDEA119), RDEA3170 and Ardea’s other compounds and the timing and results of Ardea’s preclinical, clinical and other studies, and other statements that are not purely statements of historical fact. These forward-looking statements are made on the basis of the current beliefs, expectations and assumptions of the management of the Company and are subject to significant risks and uncertainty. Investors are cautioned not to place undue reliance on any such forward-looking statements. Risks that contribute to the uncertain nature of the forward-looking statements include any operational or cultural difficulties associated with the integration of the businesses of the Company and AstraZeneca, potential adverse reactions or changes to business relationships resulting from the announcement or completion of the proposed merger, unexpected costs, charges or expenses resulting from the proposed merger, litigation or adverse judgments relating to the proposed merger, risks relating to the consummation of the contemplated merger, including the risk that the required stockholder approval might not be obtained in a timely manner or at all or that other closing conditions will not be satisfied, any difficulties associated with requests or directions from governmental authorities resulting from their reviews of the transaction, and any changes in general economic and/or industry-specific conditions, risks related to the outcome of preclinical and clinical studies, risks related to regulatory approvals, delays in commencement of preclinical and clinical studies, costs associated with Ardea’s drug discovery and development programs, and risks related to the outcome of Ardea’s business development activities, including collaboration or license agreements. Certain of these and other risks and uncertainties are described more fully in Ardea’s most recently filed SEC documents, including Ardea’s Annual Report on Form 10-K and Ardea’s Quarterly Reports on Form 10-Q, under the headings “Risk Factors.” All forward-looking statements contained in this communication speak only as of the date on which they were made. Ardea undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made.

Additional Information and Where to Find It

In connection with the merger described in this communication (the “Merger”), a proxy statement of the Company and other materials will be filed with the SEC. COMPANY INVESTORS ARE URGED TO READ THE PROXY STATEMENT AND OTHER MATERIALS CAREFULLY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY AND THE PROPOSED MERGER. Investors will be able to obtain copies of the proxy statement (when available) and other relevant documents filed with the SEC for free from the SEC’s website at http://www.sec.gov or from the Company’s website at http://www.ardeabio.com. Stockholders will also be able to obtain copies of the proxy statement and other documents related to the Merger (when available) for free by written request to Ardea Biosciences, Inc., c/o Corporate Secretary, 4939 Directors Place, San Diego, California 92121.

Participants in Solicitation

The Company and its directors, executive officers and other members of its management and employees may be deemed to be participants in the solicitation of proxies from its stockholders in connection with the proposed Merger. Information about the executive officers and directors of the Company and their ownership of the Company’s common stock is set forth in the proxy statement for the Company’s 2012 Annual Meeting of Stockholders filed with the SEC on April 10, 2012. Certain directors and executive officers of the Company may have direct or indirect interests in the Merger due to securities holdings, pre-existing or future indemnification arrangements, vesting of options or other securities or rights to severance payments if their employment is terminated following the Merger. Additional information regarding the Company and the interests of its executive officers and directors in the Merger will be contained in the proxy statement regarding the Merger that will be filed by the Company with the SEC.